Exhibit 99.2

FOR IMMEDIATE RELEASE

Alpha Natural Resources Announces Voluntary Chapter 11 Restructuring
to Position Itself for Future Viability in Challenged Coal Markets

Mining Operations, Coal Sales and Customer Shipments
Expected to Continue Without Interruption

BRISTOL, VA, August 3, 2015 – Alpha Natural Resources, Inc. (OTC PINK: ANRZ) and certain of its wholly-owned subsidiaries filed voluntary petitions today with the United States Bankruptcy Court for the Eastern District of Virginia in Richmond to reorganize under Chapter 11 of the U.S. Bankruptcy Code.

The Board of Directors of Alpha Natural Resources authorized the filing of the Chapter 11 cases to enhance the company’s future as it weathers a historically challenged coal market. The relief provided by Chapter 11 will allow the company to reorganize and emerge as a financially viable business that is better positioned to compete in dynamic energy markets.

The Company will promptly seek the necessary immediate relief from the Bankruptcy Court that will allow normal business operations to continue uninterrupted while in Chapter 11, with coal being mined, customer commitments honored, and wages and benefits for Alpha’s affiliated employees paid. Alpha Natural Resources affiliates operate more than 50 underground and surface mines and more than 20 coal preparation facilities in Virginia, Kentucky, West Virginia, Pennsylvania and Wyoming.

Alpha’s Chairman and CEO Kevin Crutchfield said: “While a difficult decision, this voluntary Chapter 11 filing is the right strategy at the right time for the future of our business. It will enable us to build on the significant steps we have taken over the past several years to restructure our debt and protect our operations. I am confident Alpha will emerge from this process as a stronger company, with a diversified resource base and better positioned for the future.”

Crutchfield noted that the U.S. coal industry is in an unprecedented period of distress with increased competition from natural gas, an oversupply in the global coal market, historically low prices due to weaker international and domestic economies, and increasing government regulation that has pushed electric utilities to transition away from coal-fired power plants. But he also emphasized that neither Alpha nor the U.S. coal industry should be thought of in the past tense – while the sector will likely get smaller, coal will continue to play a critical role in providing affordable and reliable electricity and in the production of steel for infrastructure.

“The change and challenges the U.S. coal industry has experienced over the last several years are greater than any in the past three decades,” Crutchfield said. “There is no doubt more uncertainty ahead, but also transformational opportunity in the coal sector for those who make proactive, strategic decisions.”

The Company has secured an 18-month Debtor-in-Possession (DIP) financing package totaling up to approximately $692 million, arranged by Citigroup, and led by a group of both its first and second lien lenders. The DIP financing package demonstrates the support of its secured creditors and provides the Company with significant operational flexibility to successfully reorganize. Accordingly, Alpha enters this process with the necessary liquidity to support its ongoing operations (which will continue to generate additional cash).

Alpha expects to work with all key constituencies to reorganize and exit Chapter 11 in the most efficient manner possible. The current management team is expected to remain in place to lead the company through the bankruptcy process.

Alpha today launched www.alpharestructuring.com to provide stakeholders with information about the bankruptcy process and legal filings made with the Court. With today’s filing, the previously announced conference call and webcast scheduled for Wednesday, August 5, 2015 to report the company’s second quarter 2015 results will no longer take place.

About Alpha Natural Resources
Alpha Natural Resources is one of the largest and most regionally diversified coal suppliers in the United States. With affiliate mining operations in Virginia, West Virginia, Kentucky, Pennsylvania and Wyoming, Alpha supplies metallurgical coal to the steel industry and thermal coal to generate power to customers on five continents. Alpha is committed to being a leader in mine safety with our Running Right safety process, and an environmental steward in the communities where our affiliates operate. For more information, visit Alpha’s website (www.alphanr.com).

Forward Looking Statements
This news release includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha's control. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

•
our ability to continue as a going concern, including our ability to successfully confirm a plan of reorganization that would restructure certain of our debt obligations to address our liquidity issues and allow emergence from the Chapter 11 proceedings, or to execute one or more strategic transactions either as part of such a plan of reorganization or otherwise;

•	our liquidity, results of operations and financial condition;

•	sustained depressed levels or further declines in coal prices;

•	worldwide market demand for coal, electricity and steel, including demand for U.S. coal exports;

•	utilities switching to alternative energy sources such as natural gas, renewables and coal from basins where we do not operate;

•	reductions or increases in customer coal inventories and the timing of those changes;

•	our production capabilities and costs;

•	inherent risks of coal mining beyond our control, and our ability to utilize our coal assets fully and replace reserves as they are depleted;

•
changes in environmental laws and regulations, including those directly affecting our coal mining and production, and those affecting our customers’ coal usage, including potential climate change initiatives;

•	changes in safety and health laws and regulations and their implementation, and the ability to comply with those changes;

•	competition in coal markets;

•	future legislation, regulatory and court decisions and changes in regulations, governmental policies or taxes or changes in interpretation thereof;

•	global economic, capital market or political conditions, including a prolonged economic downturn in the markets in which we operate and disruptions in worldwide financial markets;

•	the outcome of pending or potential litigation or governmental investigations;

•	our relationships with, and other conditions affecting, our customers, including the inability to collect payments from our customers if their creditworthiness declines;

•	changes in, renewal or acquisition of, terms of and performance of customers under coal supply arrangements and the refusal by our customers to receive coal under agreed contract terms;

•	our ability to obtain, maintain or renew any necessary permits or rights, and our ability to mine properties due to defects in title on leasehold interests;

•	attracting and retaining key personnel and other employee workforce factors, such as labor relations;

•	the geological characteristics of the Powder River Basin, Central and Northern Appalachian coal reserves;

•	funding for and changes in postretirement benefit obligations, pension obligations, including multi-employer pension plans, and federal and state black lung obligations;

•	cybersecurity attacks or failures, threats to physical security, extreme weather conditions or other natural disasters;

•	increased costs and obligations potentially arising from the Patient Protection and Affordable Care Act;

•	reclamation and mine closure obligations;

•	our assumptions concerning economically recoverable coal reserve estimates;

•	our ability to negotiate new United Mine Workers of America (“UMWA”) wage agreements on terms acceptable to us, increased unionization of our workforce in the future, and any strikes by our workforce;

•	disruptions in delivery or changes in pricing from third party vendors of key equipment and materials that are necessary for our operations, such as diesel fuel, steel products, explosives and tires;

•	inflationary pressures on supplies and labor and significant or rapid increases in commodity prices;

•	railroad, barge, truck and other transportation availability, performance and costs;

•	disruption in third party coal supplies;

•
our ability to integrate successfully operations that we may acquire, invest or develop in the future, or the risk that any such integration could be more difficult, time-consuming or costly than expected;

•	the consummation of financing or refinancing transactions, acquisitions or dispositions and the related effects on our business and financial position;

•	indemnification of certain obligations not being met;

•	long-lived asset impairment charges;

•	fair value of derivative instruments not accounted for as hedges that are being marked to market;

•	our substantial indebtedness and potential future indebtedness;

•	our ability to generate sufficient cash or obtain financing to fund our business operations;

•	our ability to obtain or renew surety bonds on acceptable terms or maintain self-bonding status; and

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other factors, including the other factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Risk Factors” sections of this Quarterly Report on Form 10-Q for the three months ended June 30, 2015, the Quarterly Report on Form 10-Q for the three months ended March 31, 2015, and our Annual Report on Form 10-K for the year ended December 31, 2014 and in filings made by the Debtors with the Bankruptcy Court.

These and other risks and uncertainties are discussed in greater detail in Alpha's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other documents filed with the Securities and Exchange

Commission. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect the Company. Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date it is issued. In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this news release may not occur.

Investor Contact
Alex Rotonen, CFA
Vice President, Investor Relations
276-739-4144
arotonen@alphanr.com

Media Contact
Steve Hawkins
Director, Media Relations
276-285-2037
shawkins@alphanr.com

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